================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     ------------------------------------


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                      ------------------------------------

                           ASI SOLUTIONS INCORPORATED
               (Exact name of registrant as specified in charter)

       Delaware                               8980                               13-3903237
(State or other jurisdiction of    (Primary Standard Industrial      (I.R.S. Employee Identification No.)
 incorporation or organization)     Classification Code Number)

                           ASI Solutions Incorporated
                                780 Third Avenue
                           New York, New York  10017
                                 (212) 319-8400
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      ------------------------------------



Securities to be registered pursuant to Section 12(b) of the Act:



     Title of each class to       Name of each exchange on which
     to be so registered          each class is to be registered
     -----------------------      ------------------------------

         Not applicable                   Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, par value $.01 per share
                  (Title of Class)



================================================================================

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement relates to the common stock, par value $.01 per share (the "Common Stock"), of ASI Solutions Incorporated (the "Registrant"). Reference is made to the information set forth under the caption "Description of Capital Stock" of the Prospectus constituting a part of the Registration Statement on Form S-1 (the "Form S-1 Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") on January 24, 1997 (Registration No. 333-20401), as amended, which information is incorporated herein by reference. Reference is also made to the "Description of Capital Stock" included in the Prospectus to be filed by the Registrant under Registration No. 333-20401 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.


ITEM 2.   EXHIBITS

          The securities described herein are to be registered pursuant to
Section 12(g) of the Act and with the Nasdaq National Market. Accordingly, pursuant to Part 1 of the Instructions as to Exhibits to Form 8-A, these Exhibits will be filed with NASDAQ, but not with the Commission.

1. Form of First Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

2. Form of By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

3. Form of Warrant Agreement by and between the Company, H.C. Wainwright & Co., Inc. and Janney Montgomery Scott Inc. (incorporated by reference to Exhibit 10.1 to the Form S-1 Registration Statement).

4.        Registration Rights Agreement between the Registrant, Bernard F.
          Reynolds, Eli Salig and Seymour Adler, Ph.D. (incorporated by reference to Exhibit 10.2 to the Form S-1 Registration Statement).

5. Form of Stock Option and Grant Plan of the Company (incorporated by reference to Exhibit 10.3 to the Form S-1 Registration Statement).

6. Form of Director's Stock Option Plan of the Company (incorporated by reference to Exhibit 10.4 to the Form S-1 Registration Statement).

7. Revised Form of Employee Stock Purchase Plan of the Company (incorporated by reference to Exhibit 10.5 to the Form S-1 Registration Statement).

8. Specimen Form of Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 26, 1997

                                    ASI SOLUTIONS INCORPORATED



                                    By: /s/ Eli Salig
                                        ------------------------------
                                          Eli Salig
                                          President and
                                          Chief Operating Officer